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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the reoffer and resale of 1,605,424 shares of Common Stock issued under Service Experts Inc.'s Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan and to the incorporation by reference therein of: (1) our report dated February 23, 1998, with respect to the consolidated financial statements of Service Experts, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997; (2) our report dated December 9, 1997, with respect to the consolidated financial statements of Service Experts, Inc. as of December 31, 1995 and 1996 and each of the three years in the period ended December 31, 1996 included in the Form 8-K dated January 8, 1998; and (3) of our report dated November 14, 1997 with respect to the combined financial statements of Parrott Mechanical, Inc. et al. as of and for the year ended September 30, 1996 included in the Form 8-K dated January 8, 1998, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Nashville, Tennessee
July 21, 1998